AMENDED AND RESTATED BY-LAWS OF

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

(“FARMER MAC”)

A Federally Chartered Instrumentality of the United States

As amended and restated by the Board of Directors
through May 9, 2019

TABLE OF CONTENTS

ARTICLE I NAME AND LOCATION OF OFFICES    1
Section 1.Name    1
Section 2.Principal Office and Other Offices    1
Section 3.Seal    1
Section 4.Service of Process    1
Section 5.Fiscal Year    1
ARTICLE II PURPOSES    2
Section 1.Statutory Purposes    2
Section 2.Ancillary Purposes    2
ARTICLE III OFFICERS AND EMPLOYEES    2
Section 1.Number and Type    2
Section 2.Appointment and Confirmation    2
Section 3.Removal    2
Section 4.Vacancies    2
Section 5.The Chief Executive Officer    2
Section 6.The President    2
Section 7.The Secretary    3
Section 8.The Chief Financial Officer    3
Section 9.The Treasurer    3
Section 10.The Controller    4
ARTICLE IV MEETINGS OF SHAREHOLDERS    4
Section 1.Special Meeting    4
Section 2.Annual Meeting    8
Section 3.Action Without a Meeting    9
Section 4.Notice    9
Section 5.Waiver of Notice    9
Section 6.Record Date    9
Section 7.Voting Lists    10
Section 8.Quorum; Adjournment    10
Section 9.Proxies    11

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Section 10.Organization    11
Section 11.Voting of Shares    12
Section 12.Meeting Protocol    12
Section 13.Inspectors of Votes    13
Section 14.Business of the Meeting    13
ARTICLE V BOARD OF DIRECTORS    18
Section 1.Powers    18
Section 2.Number and Type of Directors    18
Section 3.Nomination of Directors    18
Section 4.Meetings and Waiver of Notice    22
Section 5.Meetings by Telephone    23
Section 6.Quorum    23
Section 7.Action Without a Meeting    23
Section 8.Compensation    23
Section 9.Chairman and Vice Chairman    24
Section 10.Standing Committees    24
Section 11.Ad Hoc Committees    28
Section 12.Outside Advisors and Consultants    28
ARTICLE VI SHARES OF STOCK    28
Section 1.Issuance and Conditions    28
Section 2.Common Stock    29
Section 3.Redemption    29
Section 4.Dividends on Voting Common Stock and Non-Voting Common Stock    29
Section 5.Preferred Stock    30
Section 6.Dividends, Redemption, Conversion of Preferred Shares    30
Section 7.Preference on Liquidation    30
Section 8.Purchase of Own Shares    30
Section 9.Consideration for Shares    30
Section 10.Stated Capital    31
Section 11.No Preemptive Rights    31
Section 12.Liability of Shareholders    31
Section 13.Reclassifications, Etc.    31

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ARTICLE VII CERTIFICATES FOR SHARES AND THEIR TRANSFER    32
Section 1.Certificates    32
Section 2.Contents    32
Section 3.Transfer    33
Section 4.Records    33
ARTICLE VIII INDEMNIFICATION    34
Section 1.Authorization    34
Section 2.Presumption of Good Faith    36
Section 3.Procedure    36
Section 4.Advancement of Expenses    37
Section 5.Application to Court For Indemnification    37
Section 6.No Imputation    38
Section 7.Other Rights to Indemnification    38
Section 8.Survival of Rights    38
Section 9.Amendment or Repeal    38
Section 10.Insurance    39
Section 11.Expenses of Adjudication    39
Section 12.Exclusive Jurisdiction    39
Section 13.Contract Rights    39
Section 14.Reliance    39
Section 15.Savings Clause    40
ARTICLE IX CONTRACTS, LOANS, CHECKS, DEPOSITS AND STATEMENTS    40
Section 1.Contracts    40
Section 2.Loans    40
Section 3.Checks, Drafts, etc.    40
Section 4.Deposits    40
Section 5.Investments    41
ARTICLE X FACSIMILE SIGNATURES    41
ARTICLE XI AMENDMENTS    41

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AMENDED AND RESTATED BY-LAWS
OF
FEDERAL AGRICULTURAL MORTGAGE CORPORATION
A Federally Chartered Instrumentality of the United States

ARTICLE I

NAME AND LOCATION OF OFFICES

Section 1.	Name

The corporation shall do business as the Federal Agricultural Mortgage Corporation (the “Corporation”).

Section 2.	Principal Office and Other Offices

The principal office of the Corporation shall be located in Washington, D.C. The Corporation may establish other offices in such other places, within or without the District of Columbia, as the Board of Directors or the Corporation’s executive officers shall, from time to time, deem useful for the conduct of the Corporation’s business.

Section 3.	Seal

The seal of the Corporation shall be of such design as shall be approved and adopted from time to time by the Board of Directors, and may be affixed to any document by impression, by printing, by rubber stamp, or otherwise.

Section 4.	Service of Process

The Secretary or any Assistant Secretary of the Corporation shall be agents of the Corporation upon whom any process, notice, or demand required or permitted by law to be served upon the Corporation may be served.

Section 5.	Fiscal Year

The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

ARTICLE II

PURPOSES

Section 1.	Statutory Purposes

The Corporation is organized pursuant to its governing statute, Title VIII of the Farm Credit Act of 1971, as amended (the “Act”), to provide a secondary market for agricultural real estate and rural housing mortgage loans, rural utility loans, and the USDA-guaranteed portions of certain loans made for agricultural, rural development, business and industry, and community facilities purposes and to undertake such other activities authorized by such Act as may be necessary and appropriate to carry out the Corporation’s powers, duties, and functions in accordance with the Act.

Section 2.	Ancillary Purposes

The Corporation is further organized to engage in such other related activities that are not prohibited and as the Board of Directors shall from time to time determine to be in the furtherance of the Corporation’s statutory purposes.

ARTICLE III

OFFICERS AND EMPLOYEES

Section 1.	Number and Type

The Board of Directors shall appoint by resolution the following executive officers of the Corporation: Chief Executive Officer, President, one or more Executive and/or Senior Vice Presidents (the number thereof to be determined by the Board of Directors), Chief Financial Officer, Secretary, and Treasurer. The Board of Directors shall also appoint by resolution such other executive officers having the rank of Senior Vice President or higher, as the Board of Directors may deem necessary or appropriate. The Chief Executive Officer shall appoint any officers of the Corporation having the rank of Vice President or below, as the Chief Executive Officer may deem necessary or appropriate. The Chief Executive Officer shall also appoint the Controller of the Corporation. Any of the above offices may be held by the same person, except the offices of President and Secretary.

Section 2.	Appointment and Confirmation

The executive officers shall be appointed and confirmed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the selection of executive officers is not held at such meeting, such selection shall be held as soon thereafter as practicable. Each executive officer shall hold office until his or her successor shall have been duly appointed and confirmed, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.	Removal

Any executive officer may be removed by a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Any other officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer with or without cause. Appointment or confirmation of an executive officer or officer shall not of itself create contract rights.

Section 4.	Vacancies

If an office appointed by the Board of Directors becomes vacant because of death, resignation, removal, disqualification, or otherwise, the office may be filled by the Chairman of the Board of Directors, after consultation with the Vice Chairman of the Board of Directors, for the unexpired portion of the term, subject to confirmation by the Board of Directors at the meeting next following the appointment.

Section 5.	The Chief Executive Officer

The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the oversight of the Board of Directors, shall in general supervise, direct, and manage all of the business and affairs of the Corporation. The Chief Executive Officer may sign, singly or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required to be otherwise signed or executed. The Chief Executive Officer shall have and exercise all powers, duties, and authority commonly incident to the office of Chief Executive Officer of a corporation and shall also perform such other duties as the Board of Directors may designate from time to time.

Section 6.	The President

If the President is also the Chief Executive Officer, the President shall have and exercise the powers and duties of the Chief Executive Officer. The President shall also exercise such powers and perform such duties as the Board of Directors may designate from time to time, or, if the President is not also the Chief Executive Officer, as the Chief Executive Officer may delegate to the President from time to time.

Section 7.	The Secretary

The Secretary shall: (a) attend meetings of the Corporation’s shareholders and of the Board of Directors, including meetings of any Committee of the Board of Directors for which no other person has been appointed to serve as secretary of that Committee, and keep the minutes of such meetings as part of the Corporation’s records; (b) see that all notices are duly given in accordance with the provisions of these By-Laws; (c) be the custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all appropriate documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the mailing address or other contact information of each shareholder furnished to the Corporation or its designated agent by such shareholder; (e) sign with the Chief Executive Officer or President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general control of the stock transfer books and records of the Corporation; and (g) in general, have and exercise all powers, duties, and authority commonly incident to the office of Secretary of a corporation, and perform such other duties as the Chief Executive Officer or the Board of Directors may designate from time to time. One or more Assistant Secretaries, as appointed by and serving at the pleasure of the Board of Directors or the Secretary, shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or Secretary may designate from time to time.

Section 8.	The Chief Financial Officer

The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall have and exercise all powers, duties, and authority commonly incident to the office of Chief Financial Officer of a corporation and shall also perform such other duties as the Chief Executive Officer or the Board of Directors may designate from time to time.

Section 9.	The Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds, disbursements, and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and keep full and accurate accounts of the same in the Corporation’s books and records, and deposit all such monies in the name of and for credit to the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the authorization of the Board of Directors; and (b) in general, have and exercise all powers, duties, and authority commonly incident to the office of Treasurer of a corporation, and perform such other duties as the Chief Executive Officer or the Board of Directors may designate from time to time. An Assistant Treasurer, as appointed by and serving at the pleasure of the Board of Directors or the Treasurer, shall perform the duties and have the powers of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or Treasurer may designate from time to time.

Section 10.	The Controller

The Controller shall: (a) keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the Corporation; and (b) in general, have and exercise all powers, duties, and authority commonly incident to the office of Controller of a corporation, and perform such other duties as the Chief Financial Officer or the Board of Directors may designate from time to time.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 1.	Special Meeting

(a)    General. A special meeting may be called for any purpose or purposes for which shareholders may legally meet, and shall be held, within or without the District of Columbia, at such place as may be determined by the Chairman or a majority of the directors of the Corporation, whichever shall call the meeting. Special meetings of the shareholders shall be held upon the call of either the Chairman or a majority of the total number of authorized directors of the Corporation (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) and, subject to compliance with the procedures and requirements contained in Section 1(b), shall be called by the Chairman upon a written request signed and dated by the holders of record of at least a majority of the outstanding shares of the Corporation having voting power, stating the purpose or purposes for which it is to be held. In the case of such a special meeting, the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the written request. Except in accordance with this Article IV, Section 1, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. The Board of Directors shall determine whether the procedures and requirements set forth in Section 1(b) have been complied with and such determination shall be binding on the Corporation and its shareholders.

(b)    Shareholder Requested Special Meetings
(i)     Any voting shareholder of record who seeks to have shareholders request a special meeting shall, by sending written notice to the Secretary of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the shareholders entitled to request that a special meeting be called (the “Request Record Date”) which request shall be in proper form and shall be delivered to, or mailed and received by, the Secretary of the Corporation. To be in proper form for purposes of this Section 1(b), the Record Date Request Notice (A) shall set forth the purpose or purposes of the special meeting and the matters proposed to be acted on at it, the reasons for conducting such matters at the special meeting and any material interest in such matters of each

Requesting Person (as defined in Section 1(b)(vi)), (B) shall set forth a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting, (C) shall be signed by one or more shareholders of record as of the date of signature who hold one or more shares of the Corporation’s common stock having voting power, (D) shall bear the date of signature of each such shareholder, (E) shall set forth a representation that each of the Requesting Persons intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting, (F) shall set forth, to the extent that any Requesting Person intends to solicit proxies with respect to the shareholder’s proposal(s) or business to be presented at the special meeting, a representation to that effect, and (G) shall set forth for each Requesting Person all information required to be provided pursuant to Section 14(c) of this Article IV for a Proposing Person except that for purposes of this Section 1(b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places where it appears in Section 14(c) of this Article IV. Upon receiving the Record Date Request Notice in proper form and otherwise in compliance with this Section 1(b) from any voting shareholder of record, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary of the Corporation.
(ii)    In order for a voting shareholder to request that a special meeting be called, one or more written requests for a special meeting in proper form (the “Special Meeting Request”) signed by the holders of record of at least a majority of the outstanding shares of the Corporation having voting power as of the Request Record Date (the “Special Meeting Percentage”) shall be timely delivered in proper form to the Secretary of the Corporation. Only voting shareholders of record on the Request Record Date shall be entitled to request that the Corporation call a special meeting of the shareholders pursuant to this Section 1(b). In addition, the failure of the voting shareholders of record signing the Special Meeting Request to own of record shares of voting common stock representing at least the Special Meeting Percentage at the time of the special meeting shall constitute a revocation of the Special Meeting Request. To be in proper form for purposes of this Section 1(b), the Special Meeting Request (A) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary of the Corporation), (B) shall include the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) shall bear the date of signature of each such shareholder (or agent duly authorized in a writing accompanying the Special Meeting Request) signing the Special Meeting Request, and (D) shall set forth for each shareholder requesting that a special meeting be called (other than any voting shareholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A), the information required to be provided pursuant to this Section 1(b) of a Requesting Person. To be timely, the Special Meeting Request shall be sent to the Secretary of the Corporation by registered mail, return receipt requested, and shall be received by the Secretary of the Corporation within sixty (60) days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation.
(iii)    In the case of any special meeting called by the Board of Directors upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Chairman; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) calendar days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) calendar days after the date that a valid Special Meeting Request is actually received by the Secretary of the Corporation (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) calendar day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder Requested Meeting within ten (10) calendar days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) calendar days after the Delivery Date, then the close of business on the thirtieth (30th) calendar day after the Delivery Date shall be the Meeting Record Date. Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Shareholder Requested Meeting.
(iv)    If at any time as a result of written revocations of the Special Meeting Request, voting shareholders of record, as of the Request Record Date, entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the officer or agent of the Corporation empowered to give notice of the meeting, shall refrain from mailing such notice or, if such notice has been mailed, such officer or agent shall revoke the notice of the meeting at any time at least ten (10) calendar days before the meeting. Any request for a special meeting received after a revocation by such officer or agent of a notice of a meeting shall be considered a request for a new special meeting.
(v)    The Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary of the Corporation. In such a case and notwithstanding anything contained herein to the contrary, for the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary of the Corporation until the earlier of (A) five (5) Business Days after receipt by the Secretary of the Corporation of such purported request and (B) such date as the independent inspectors certify to the Corporation that the requests received by the Secretary of the Corporation represent, as of the Request Record Date, at least the Special Meeting Percentage. Nothing contained in this paragraph (v) shall in any way be construed to suggest or imply that the Corporation or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(vi)    For purposes of this Section 1(b), the term “Requesting Person” shall mean (A) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to request that the special meeting be called, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (C) any affiliate or associate of such shareholder or beneficial owner, and (D) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(vii)    For purposes of these By-Laws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings or conducting discussions with each other, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(ix)    For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in the District of Columbia.
(x)    In connection with a Shareholder Requested Meeting called in accordance with this Section 1(b), the Requesting Person shall further update and supplement the information previously provided to the Corporation in connection with any such request, if necessary, from time to time, so that the information provided or required to be provided in such request pursuant to this Section 1(b) shall be true and correct, and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) Business Days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct.
(xi)    The Secretary of the Corporation shall not accept, and shall consider ineffective, a written request from a shareholder to call a special meeting (A) that does not comply with this Section 1(b), (B) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law or these By-Laws, (C) that relates to the election or removal of directors, (D) that includes an item of business to be transacted at such meeting that did not appear on the Record Date Request Notice, (E) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Request Record Date) was previously fixed and such request is delivered between the time beginning on the day after such previous record date and ending on the one-year anniversary of such previous record date, (F) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the date that is one hundred twenty (120) calendar days after the Secretary of the Corporation receives such request, (G) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one (1) year prior to receipt by the Secretary of the Corporation of such request to call a special meeting, (H) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a shareholder meeting that has been called but not yet held; or (I) such special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(xii)     Notwithstanding anything in these By-Laws to the contrary, the Chairman shall not be required to call a special meeting except in accordance with this Section 1(b). If the Board of Directors shall determine that any request to fix a Request Record Date or Meeting Record Date or request to call and hold a Shareholder Requested Meeting was not properly made in accordance with this Section 1(b), or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or call and hold the Shareholder Requested Meeting have not otherwise complied with this Section 1(b), then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 1(b), each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix such record date or request to call and hold the Shareholder Requested Meeting.

Section 2.	Annual Meeting
An annual meeting of the shareholders shall be held each year at such date, at such time and at such place (within or outside the District of Columbia) as set by resolution of the Board of Directors. At the meeting, the shareholders entitled to vote shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3.	Action Without a Meeting

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. No written consent shall be effective to take the corporate action referred to therein unless, within thirty (30) days of the earliest dated consent delivered to the Corporation as required by these By-Laws, written consents signed by all of the shareholders entitled to vote with respect to the subject matter thereof are so recorded.

Section 4.	Notice
Written or printed notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary of the Corporation, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation or such other address as the shareholder has in writing instructed the Secretary of the Corporation.

Section 5.	Waiver of Notice

Attendance by a shareholder at a shareholders’ meeting, whether in person or by proxy, without objection to the notice or lack thereof, shall constitute a waiver of notice of the meeting. Any shareholder may, either before or after the time of the meeting, execute a waiver of notice of such meeting.

Section 6.	Record Date
(a)    For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall select in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than ninety (90) calendar days, in the case of a meeting of shareholders, nor less than ten (10) calendar days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors fails to designate such a date, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of shareholders. When a date is set for the determination of shareholders entitled to vote at any meeting of shareholders, such determination shall apply to any adjournment thereof.
(b)    In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (a

“Consent Record Date”), which Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and which Consent Record Date shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder or shareholders of record who are seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation at the principal executive offices of the Corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a valid request is received and verified, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no record date has been fixed by the Board of Directors, the Consent Record Date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be the date that is ten (10) days after the date on which a valid request to set a Consent Record Date (as described in this paragraph) is received and verified. To be valid, such written request shall be signed by one or more shareholders of record and by the beneficial owners, if any, on whose behalf the shareholder or shareholders are acting, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on the Corporation’s books, of each such shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting; and (B) a representation that each such shareholder is a holder of record of shares of the Corporation entitled to vote at a meeting of shareholders with respect to each matter for which such shareholder is seeking to have shareholders express consent to corporate action in a writing without a meeting.

Section 7.	Voting Lists
The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. Such officer or agent shall also prepare two separate lists of such shareholders, one indicating in alphabetical order which shareholders are financial institutions not members of the Farm Credit System and another indicating in alphabetical order which shareholders are member institutions of the Farm Credit System. Nothing contained in this Section 7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such lists. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof.

Section 8.	Quorum; Adjournment
A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn a meeting from time to time without further notice. The chairman of the meeting shall also be authorized to adjourn the meeting whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation shall not be counted in determining the total number of outstanding shares at any given time.

Section 9.	Proxies

At all meetings of shareholders, a shareholder entitled to vote may vote by proxy executed in writing by the shareholder or by its duly authorized attorney in fact. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting, and shall be revocable, if such revocation be in writing, until exercised. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

The Board of Directors may solicit proxies from shareholders to be voted by such person or persons as shall be designated by resolution of the Board of Directors. The Corporation shall assume the expense of solicitations undertaken by the Board of Directors.

Any solicitation of proxies by the Corporation shall contain the names of all persons the Corporation proposes to nominate for directorships to be filled at the next meeting and a brief summary of their business experience during the last five years. Each proxy solicitation shall be accompanied by a copy of the most recent annual report of the Corporation which report, to the satisfaction of the Board of Directors, shall reasonably represent the financial condition of the Corporation as of the time of its preparation.

If any shareholder entitled to vote at a meeting of shareholders shall seek a list of shareholders for the purpose of soliciting proxies from any other shareholders, the Corporation may, at its option, either (a) provide the soliciting shareholder with a complete and current list containing the names of all shareholders of the Corporation entitled to vote at such meeting; and their addresses as they appear on the transfer books of the Corporation; or (b) mail such proxy solicitations on behalf of the soliciting shareholders, upon being furnished the material to be mailed and the reasonable cost of the mailing.

Section 10.	Organization
Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors or in the absence of the Chairman, the Vice Chairman, or if no such director is present, a director designated by the Board of Directors. The Secretary of the Corporation shall act as secretary of every meeting and, if the Secretary is not present, the meeting shall choose any person present to act as secretary of the meeting. The Chairman of the meeting shall have the right to determine the order of business at the meeting.

Section 11.	Voting of Shares

Except as provided in this Section, at every meeting of the shareholders, every holder of common stock entitled to vote on a matter coming before such meeting shall be entitled to one vote for each share of common stock registered in its name on the stock transfer books of the Corporation at the close of the record date. Unless otherwise specified by applicable law or the rules of any national securities exchange on which the Corporation’s shares are listed or traded (i) any matter other than the election of directors brought before any meeting of shareholders shall be decided by the affirmative vote of a majority of the votes cast and (ii) “votes cast” shall not include abstentions and broker non-votes.

At each election of directors, the Chairman of the meeting shall inform the shareholders present of the persons appointed by the President of the United States to serve as directors of the Corporation. The shareholders entitled to vote for the election of directors which are institutions of the Farm Credit System shall constitute a single class and shall then proceed to elect five (5) directors. Following the election of directors by shareholders which are institutions of the Farm Credit System, the shareholders entitled to vote for the election of directors which are financial institutions and are not institutions of the Farm Credit System shall constitute a single class and shall proceed to elect five (5) directors. The election of directors shall be decided by a plurality of the votes cast at a meeting of shareholders by the shareholders entitled to vote in the election of each class of directors.

Every holder of common stock entitled to vote for the election of directors shall have the right to cast the number of votes that is equal to the product of the number of shares owned by it multiplied by the number of directors to be elected of the class for which it may vote, and it may cast all such votes for one person or may distribute them evenly or unevenly among any number of persons not greater than the number of such directors of such class to be elected, at its option. Shares of the Corporation’s stock belonging to the Corporation shall not be eligible for voting with respect to any matter.

Section 12.	Meeting Protocol
To the maximum extent permitted by applicable law, the Board of Directors of the Corporation shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the Chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the Chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting rules, regulations and procedures as established by the Chairman of the meeting; (ix) subject to Section 3 of this Article, adjourning the meeting to a later date, time and place announced at the meeting by the Chairman of the meeting; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13.	Inspectors of Votes
The Board of Directors, in advance of any meeting of shareholders, may appoint one or more Inspectors of Votes to act at the meeting or any adjournment thereof. In case any person so appointed resigns or fails to act, the vacancy may be filled by appointment by the Chairman of the meeting. The Inspectors of Votes shall determine all questions concerning the qualification of voters, the validity of proxies, the acceptance or rejection of votes and, with respect to each vote by ballot, shall collect and count the ballots and report in writing to the Secretary of the Corporation the result of the vote. The Inspectors of Votes need not be shareholders of the Corporation. No person who is an officer or director of the Corporation, or who is a candidate for election as a director, shall be eligible to be an Inspector of Votes.

Section 14.	Business of the Meeting

(a)    General. At any annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business (other than the election of directors which shall be governed by Article V, Section 3), must be brought (i) by or at the direction of the Board of Directors; (ii) by the Corporation and specified in the notice of the meeting (or any supplement thereto); or (iii) by any shareholder of the Corporation in accordance with Article IV, Section 14 of these By-Laws. For business to be properly brought before a meeting by a shareholder (other than the election of directors which shall be governed by Article V, Section 3), the shareholder must (i) be a shareholder of record of the Corporation’s voting common stock at the time such shareholder gives notice of such proposal, (ii) be entitled to vote on the proposal at the time of the meeting, and (iii) comply with the notice and other procedures set forth in this Section 14. The immediately preceding sentence shall be the exclusive means for a shareholder to bring business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Article V, Section 3 and this Section 14 shall not be applicable to such nominations except as expressly provided in Article V, Section 3.
(b)    Timely Notice Requirement. For business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 14. To be timely, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) calendar day prior to such annual meeting or, if later, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(c)     Proper Notice Requirement. To be in proper form for purposes of this Section 14, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)     As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of the Corporation’s stock that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s stock as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) a representation that such Proposing Person will notify the Corporation in writing of the class or series and number of such shares that are directly or indirectly beneficially owned by such Proposing Person as of the record date for the meeting, promptly following the later of the record date or the date that notice of the record date is first publicly disclosed; (D) a representation that such Proposing Person is entitled to vote at the meeting; (E) a representation that such Proposing Person intends to appear in person or by proxy at the meeting to propose such business; (F) a representation as to whether the Proposing Person intends or is part of a group that intends (1) to deliver a proxy statement and/or forms of proxy to holders of at least the percentage of the

Corporation’s outstanding shares required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from shareholders in support of such proposal; (G) a representation that the Proposing Person has complied with all applicable provisions of the Exchange Act relating to its ownership of shares of any class or series of the Corporation’s stock, including, but not limited to, the filing with the U.S. Securities and Exchange Commission (the “SEC”) of any Schedule 13D or any amendment thereto required to be filed pursuant to the Exchange Act; and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (A), (B), (C), (D), (E), (F), (G) and (H) are referred to as “Shareholder Information”);
(ii)     As to each Proposing Person, (A) a description of any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation’s stock, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation’s stock, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation’s stock (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation’s stock, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation’s stock by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation’s stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation’s stock (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation’s stock owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person may be entitled to due to any increase or decrease in the price or value of shares of any class or series of the Corporation’s stock, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and the rules and regulations thereunder (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and
(iii)    As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the complete text of the proposal or business (including the text of any resolutions and amendment to any document of the Corporation proposed for consideration); (C) any personal or other direct or indirect material interest of the Proposing Person in the business proposed; (D) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Proposing Person, including without limitation any agreements that would be required to be disclosed in a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity); and (E) all other information relating to the proposed business which may be required to be included in a proxy statement required to be filed pursuant to Section 14(a) of the Exchange Act and the rules and regulations thereunder.
(iv)    For purposes of this Section 14, the term “Proposing Person” shall mean (a) the shareholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such shareholder or beneficial owner, and (d) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(d)     Supplements to Notice of Business. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct, and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) Business Days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct.
(e)     Confirmation of Accuracy of Information Provided. If the information submitted pursuant to this Section 14 by any shareholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 14. Upon written request by the Secretary of the Corporation, the Board of Directors or any committee thereof, any shareholder proposing business for consideration at an annual meeting shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 14. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 14.
(f)     Exclusive Means for Proposing Business. Any reference in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to these By-Laws. Notwithstanding anything in these By-Laws to the contrary, no business shall be brought before an annual meeting except in accordance with this Section 14. The Chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(g)     Compliance with the Exchange Act. This Section 14 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 14 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 14 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(h)     Definition of Public Disclosure. For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.

ARTICLE V

BOARD OF DIRECTORS

Section 1.	Powers

The business, affairs, and operations of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have all powers granted to it by the Corporation’s governing statute, as may be amended from time to time, including those specified in Section 8.3 of the Act. The Board of Directors has the responsibility and authority to manage the internal affairs of the Board of Directors, including but not limited to the establishment of its rules of procedure.

Section 2.	Number and Type of Directors

The Board of Directors shall consist of those directors appointed or elected as provided in Section 8.2 of the Act.

Section 3.	Nomination of Directors

(a)    General. Nominations of any person for election to the Board of Directors at an annual meeting may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a shareholder who (a) was a shareholder of record both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (b) is entitled to vote at the meeting in the election of directors, and (c) has complied with this Section 3 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting.
(b)    Timely Notice Requirement. For a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Article IV, Section 14) thereof in writing and in proper form to the Secretary of the Corporation at the principal office of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(c)    Proper Notice Requirement. To be in proper form for purposes of this Section 3, a shareholder’s notice to the Secretary of the Corporation shall set forth:
(i)     As to each Nominating Person (as defined below), the Shareholder Information (as defined in Article IV, Section 14(c)(i)), except that for purposes of this Section 3, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article IV, Section 14(c)(i), and references to the proposal or business proposed shall be deemed to refer instead to election of directors.

(ii)     As to each Nominating Person, any Disclosable Interests (as defined in Article IV, Section 14(c)(ii)), except that for purposes of this Section 3 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article IV, Section 14(c)(ii) and the disclosure in clause (F) of Article IV, Section 14(c)(ii) shall be made with respect to the election of directors at the meeting.
(iii)    As to each person whom a Nominating Person proposes to nominate for election as a director, (a) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 3 if such proposed nominee were a Nominating Person, (b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person and its respective affiliates and associated or others Acting in Concert therewith (as defined in Article IV, Section 1(b)(vii)), on the one hand, and each proposed nominee and his or her respective affiliates and associates or others Acting in Concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any successor regulations) if such Nominating Person, or any affiliate or associate thereof or others Acting in Concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (d) a completed and signed questionnaire, representation and agreement as provided in Section 3(h) hereof.
(iv)     The Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, or (b) that could be material to a reasonable shareholder’s understanding of the eligibility or qualifications of such proposed nominee.
(v)     For purposes of this Section 3, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the annual meeting of shareholders, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the annual meeting of shareholders is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(d)    Supplements to Notice of Nomination. A shareholder providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct, and such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) Business Days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct.
(e)    Confirmation of Accuracy of Information Provided. If the information submitted pursuant to this Section 3 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 3. Upon written request by the Secretary of the Corporation, the Board of Directors or any committee thereof, any shareholder submitting a notice pursuant to this Section 3 shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 3. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 3.
(f)    Compliance with the Exchange Act. In addition to the requirements of this Section 3 with respect to any nomination proposed to be made at an annual meeting of shareholders, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(g)    Exclusive Means for Proposing Nominations to the Board. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 3. The Chairman at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 3, and if he or she should so determine, he or she shall so declare such determination to the annual meeting of shareholders and the defective nomination shall be disregarded.
(h)     Nominee Eligibility
(i)    To be eligible to be a nominee for election as a director of the Corporation pursuant to Section 3(a)(ii) of this Article V, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3) to the Secretary of the Corporation at the principal executive offices of the Corporation (x) a written questionnaire with respect to the background and qualifications of such proposed nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and (y) a written representation and agreement, in the form provided by the Secretary of the Corporation upon written request (the “Prospective Director Agreement”),which shall provide that (A) such proposed nominee satisfies the Applicable Qualification Criteria (as defined below) and (i) is not and will not become a party to (a) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance, to any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance, to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its shareholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its shareholders, (ii) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the proposed nominee’s service or action as a director of the Corporation that is not disclosed to the Corporation prior to the nomination of the proposed nominee and which will not, without the Corporation’s written consent, be modified in any manner at any time following the proposed nominee’s nomination for election as a director of the Corporation and, if the proposed nominee is elected as a director of the Corporation, will not, without the Corporation’s written consent, be modified in any manner while the proposed nominee is serving as a director of the Corporation, and (iii) will comply with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time, and will execute from time to time, at the Corporation’s request, a written certification with respect to compliance with the foregoing; (B) such person shall become bound, upon election as a director of the Corporation, to the confidentiality agreement attached as an exhibit to the Prospective Director Agreement (the “Director Confidentiality Agreement”); and (C) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement or the Director Confidentiality Agreement in any material respect. The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be a director of the Corporation.
(ii)    For purposes of this Section 3(h), the term “Applicable Qualification Criteria” shall mean that the proposed nominee (A) is a natural person over 21 years of age, (B) is a U.S. citizen (including naturalized citizens), (C) is financially literate (i.e., able to read and understand financial statements and comprehend general financial concepts), (D) has some knowledge about one or more areas of the Corporation’s business, (E) has not (x) been convicted of any criminal offense involving dishonesty or a breach of trust, (y) been found to have violated any provision of the Farm Credit Act of 1971, as amended, any banking laws, or any federal or state securities laws, including but not limited to, the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, or (z) had a professional license suspended or revoked, and (F) satisfies such other criteria for service on the Board of Directors as may be imposed by applicable law, including, but not limited to, the rules and regulations of the SEC and any national securities exchange where the Corporation’s shares are listed or traded.
(i)    Informing a Shareholder of a Deficient Advance Notice of Nomination. A majority of the Board of Directors may reject any nomination by a shareholder not timely made or otherwise not made in compliance with the terms of this Section 3 (including, but not limited to, the nominee eligibility criteria set forth in Section 3(h) of this Article V). If a majority of the Board of Directors reasonably determines that the information provided in a shareholder’s notice does not satisfy either (i) the informational requirements hereof in any material respect or (ii) the nominee eligibility criteria set forth in Section 3(h) of this Article V, the Secretary shall notify such shareholder of the specific nature of the deficiency in writing within five (5) Business Days of such a determination being made by the Board of Directors. The shareholder shall then have an opportunity to cure the deficiency by providing additional information (or, if necessary to cure the deficiency, by proposing substitute nominees who meet the nominee eligibility criteria set forth in Section 3(h) of this Article V) to the Secretary within ten (10) Business Days from the date such deficiency notice is given to the shareholder. If such deficiency is not cured within such period or if a majority of the Board of Directors reasonably determines that either (i) the additional information provided by the shareholder, together with the information previously provided, does not cure the deficiency or does not cause the notice to satisfy the requirements of this Section 3 or (ii) to the extent applicable, the substitute nominees that are proposed do not cure the deficiency or do not cause the notice to satisfy the requirements of this Section 3, then a majority of the Board of Directors may reject such shareholder’s nomination.

Section 4.	Meetings and Waiver of Notice

The Board of Directors shall meet at the call of the Chairman or a majority of its members. Notice of the date, time, and place of all meetings of the Board of Directors shall be given to each member by the Secretary of the Corporation at the direction of the calling authority. Such notice shall be delivered personally or by telephone, electronic transmission, facsimile transmission, United States mail, or courier to each director at his or her business or residence address. Notice of any meeting by personal delivery, telephone, electronic transmission, courier, or facsimile transmission shall be given at least forty-eight (48) hours before the starting time of the meeting. Notice of any meeting by mail shall be given at least four (4) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed and sent via first class mail with postage prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Electronic transmission notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director. Notice of any such meeting may be waived in writing signed by the person or persons entitled thereto either before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 5.	Meetings by Telephone

Any meeting of the Board of Directors or any meeting of a committee of the Board of Directors may be held with the members of the Board of Directors or such committee participating in such meeting by telephone or by any other means of communication by which all such members participating in the meeting are able to speak to and hear one another.

Section 6.	Quorum

The presence, in person or otherwise, in accordance with Section 5 of this Article, of eight (8) of the then-incumbent members of the Board of Directors or of a majority of the then‑incumbent members of a committee of the Board of Directors, as applicable, at the time of any meeting of the Board of Directors or such committee, shall constitute a quorum for the transaction of business. The act of the majority of such members present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, as applicable, unless the act of a greater number is required by these By-Laws. Members may not be represented by proxy at any meeting of the Board of Directors or committee thereof. In the event that one or more members of the Board of Directors are disqualified from voting on a question, issue, decision or transaction before the Board of Directors due to a conflict of interest, and the remaining number of directors is insufficient to form the quorum necessary to enable the Board of Directors to validly act, the directors who are not so disqualified shall automatically be constituted into an ad hoc committee of the Board of Directors with the power to act for the Corporation in the matter under consideration.

Section 7.	Action Without a Meeting

Any action required or permitted to be taken by the Board of Directors at a meeting, or by a committee of the Board of Directors at a meeting, can be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by a majority of the directors, or a majority of the members of the committee, as the case may be. Such consent shall have the same effect as a majority vote of the Board of Directors or committee, as the case may be. Written notice of any action taken pursuant to this section by a majority of the directors, or members of a committee, as the case may be, shall, within ten (10) days of such action, be given to all directors or members of a committee not consenting to the action.

Section 8.	Compensation

Each director shall be paid such compensation as may be established from time to time by the Board of Directors, and each director shall also be reimbursed for his or her travel and subsistence expenses incurred (a) while attending meetings of the Board of Directors or committees thereof, or (b) otherwise incurred in connection with the business of the Corporation.

Section 9.	Chairman and Vice Chairman

Under the authority of the Corporation’s governing statute, the President of the United States shall designate one director from among those directors appointed by the President, as provided in Section 8.2 of the Act, to be Chairman of the Board of Directors. The Chairman shall preside over meetings of the Board of Directors; provided, however, that the Chairman or a majority of the Board of Directors may designate any other director to preside over meetings of the Board of Directors.

The Board of Directors shall select a Vice Chairman from among the then-incumbent members of the Board of Directors. The Vice Chairman shall (a) have all the rights, duties, and obligations of the Chairman at any time when the then-incumbent Chairman is absent, unable, or unwilling so to act, and at any time when there is a vacancy in the office of Chairman, (b) at all times be “independent” as determined by the Board of Directors under applicable legal and regulatory requirements, the applicable rules of any exchange on which any securities of the Corporation are listed, and any other requirements adopted by the Board of Directors (such requirements and rules collectively referred to as the “Independence Criteria”), and (c) perform such other duties and have such other powers as the Board of Directors may designate from time to time. The Vice Chairman may be replaced or removed by the Board of Directors at any time and shall be selected no less frequently than annually for a term expiring on December 31 of each year. The Board of Directors shall select a new Vice Chairman if the Board of Directors determines that the incumbent Vice Chairman is no longer independent under the Independence Criteria. In the event the Vice Chairman is acting as Chairman due to a vacancy in the office of Chairman, the Board of Directors may elect an Acting Vice Chairman to perform the duties of the Vice Chairman until such time as the Vice Chairman is no longer acting as Chairman.

Section 10.	Standing Committees

The standing committees of the Board of Directors described in this Section shall have such responsibilities and authority as are set forth herein, together with such other responsibilities and authority as may from time to time be provided in resolutions adopted by the Board of Directors or in any charter for such committee approved by the Board of Directors. Each committee shall meet at the call of its chairman or a majority of its members. Notice of the date, time and place of all committee meetings shall be given to each member at the direction of the calling authority. A majority of the members of any such committee may establish its rules of procedure. Each committee of the Board of Directors shall keep minutes of its proceedings and shall report its actions to the Board of Directors. The Board of Directors shall designate members of the standing committees from among its members. Each committee shall consider such matters as may be referred to it from time to time by the Board of Directors or by the Chairman after consultation with the Vice Chairman, and shall perform such other duties as the Board of Directors may designate from time to time.

(a)    Audit Committee

The Audit Committee shall select and engage independent certified public accountants to audit the books, records, and accounts of the Corporation and its subsidiaries, if any. The Audit Committee shall review the scope of audits as recommended by the Corporation’s independent certified public accountants to ensure that the recommended scope is sufficiently comprehensive. The Audit Committee’s selection of independent certified public accountants shall be made annually in advance of the annual meeting of shareholders and shall be submitted for ratification or rejection at such meeting.

(b)    Compensation Committee

The Compensation Committee shall, consistent with its charter approved by the Board of Directors, approve and make recommendations to the Board of Directors on the salaries and benefit plans of all members of the Board of Directors and designated executive officers.

(c)    Corporate Governance Committee

The Corporate Governance Committee shall assist the Board of Directors in: (i) developing and recommending to the Board of Directors a set of effective corporate governance guidelines and principles applicable to the Corporation; (ii) reviewing, on a regular basis, the overall corporate governance of the Corporation and recommending improvements when necessary; (iii) identifying individuals qualified to serve as directors and recommending to the Board of Directors nominees for the directors to be elected by the holders of voting common stock at each annual meeting of shareholders; and (iv) resolving conflicts of interest. In addition, during the intervals between meetings of the Board of Directors, the Corporate Governance Committee shall have and may exercise the powers of the Board of Directors other than those assigned to the Audit and Compensation Committees, except that the Corporate Governance Committee shall not have the authority to take any of the following actions:

A.	the submission to shareholders of any action requiring shareholders’ authorization;

B.	the filling of vacancies on the Board of Directors or on the Corporate Governance Committee;

C.	the final determination of compensation of directors for serving on the Board of Directors or on the Corporate Governance Committee;

D.	the removal of any director or executive officer, except that vacancies in established management positions may be filled subject to ratification by the Board of Directors;

E.	the amendment or repeal of these By-Laws or the adoption of new by-laws;

F.	the amendment or repeal of any resolution of the Board of Directors which, by its terms, is not so amendable or repealable;

G.	the declaration of dividends; and

H.
any action which the Chairman or Vice Chairman of the Board of Directors (in the event that the Vice Chairman is the Chairman of the Board due to the absence, inability or unwillingness of the Chairman so to act) shall, by written instrument filed with the Secretary of the Corporation, designate as a matter which should be considered by the Board of Directors.

The Corporate Governance Committee shall include: (x) two members of the Board of Directors who were appointed by the President of the United States (the “CG Appointees”), one of whom shall be designated by the Board of Directors as the chairman of the Committee; (y) two members who have been elected to the Board of Directors by the holders of the Class A voting common stock (the “CG Class A Directors”); and (z) two members who have been elected to the Board of Directors by the holders of Class B voting common stock (the “CG Class B Directors”). The Chairman and the Vice Chairman of the Board of Directors shall serve on the Committee as long as they satisfy the Independence Criteria, as determined by the Board of Directors. If the Board of Directors determines that either or both of the Chairman or the Vice Chairman does not satisfy the Independence Criteria, the Board of Directors may designate any other member of the Board of Directors to replace the non-independent Chairman or Vice Chairman as a member of the Corporate Governance Committee; provided that the replacement member shall have the same source of appointment or election to the Board of Directors as the member being replaced and shall also satisfy the Independence Criteria, as determined by the Board of Directors.

The designation of the Corporate Governance Committee and the delegation thereto of authority shall not relieve any director of any duty he or she owes to the Corporation. The Corporate Governance Committee shall meet at the call of its chairman or a majority of its members. A majority of the members of the Corporate Governance Committee shall constitute a quorum sufficient for the taking of any action by the Corporate Governance Committee, except that at least one CG Appointee, one CG Class A Director and one CG Class B Director must be present to constitute a quorum; provided, however, that if a quorum shall not be present due to the absence at a meeting of both CG Appointees, both CG Class A Directors or both CG Class B Directors, then a quorum shall be considered to be present if a written waiver of quorum (mailed, delivered or electronically transmitted to, and received, by the Chairman of the Corporate Governance Committee in advance of such meeting) is provided by each of the members who will not be present at such meeting. The action of the majority of the members of the

Corporate Governance Committee present at a duly convened meeting shall be the action of the Corporate Governance Committee. Members of the Corporate Governance Committee may not be represented by proxy at any meeting of the Corporate Governance Committee. In connection with each regular meeting of the Board of Directors, the minutes of all meetings of the Corporate Governance Committee since the last meeting of the Board of Directors shall be distributed to the Board of the Directors, and the Board of Directors shall take such action, if any, as the Board of Directors may deem appropriate, to approve, alter or rescind actions, if any, previously taken by the Corporate Governance Committee under these By-Laws, provided that rights or acts of third parties vested or taken in reliance on such action prior to any such alteration or rescission shall not be adversely affected thereby.

(d)     Credit Risk Committee

The Credit Risk Committee shall have primary responsibility for oversight of all policy matters relating to changes, additions, or deletions to the credit, collateral valuation, underwriting, and loan diversification standards used in the Corporation’s lines of business and for making recommendations to the Board of Directors on credit matters.

(e)    Enterprise Risk Committee

The Enterprise Risk Committee shall oversee the Corporation’s enterprise-wide risk management framework and risk across the Corporation as a whole and across all risk types, in conjunction with the other committees of the Board of Directors that oversee specific risk-related issues and areas. The Enterprise Risk Committee shall assist the Board of Directors and the Corporation’s officers to identify, evaluate, monitor, and manage or mitigate the major strategic, operational, financial, credit, liquidity and funding, market, security, legal or regulatory, technology, reputational, and emerging and other risks both inherent in the Corporation’s business and facing the Corporation from external sources.

(f)    Financial Risk Committee

The Financial Committee shall be responsible for determining the financial policies of the Corporation and overseeing the Corporation’s financial affairs, except those financial policies and affairs that are assigned to the Audit and Compensation Committees.

(g)    Public Policy Committee

The Public Policy Committee shall consider matters of public policy, including the Corporation’s relationship with and policies regarding borrowers, Congress, and governmental agencies.

(h)    Strategy and Business Development Committee

The Strategy and Business Development Committee shall oversee and make recommendations to the Board of Directors on the Corporation's overall business strategy, the development and monitoring of the Corporation’s lines of business, and the marketing strategies for the Corporation’s products and services. The Strategy and Business Development Committee shall routinely monitor the Corporation’s success in accomplishing its business development goals as contained in the Corporation’s Business Plan.

Section 11.	Ad Hoc Committees

The Board of Directors may, by resolution adopted by a majority of its members, designate from among its members one or more ad hoc committees, each of which to the extent provided in the resolution and in these By-Laws shall have and may exercise all the authority of the Board of Directors. No such ad hoc committee shall have the authority of the Board of Directors in reference to any powers reserved to the full Board of Directors by the resolution or these By-Laws.

Section 12.	Outside Advisors and Consultants

The Board of Directors shall have the sole discretion and authority to (a) retain and obtain the advice and assistance of independent outside advisors or consultants as it deems necessary or advisable to fulfill its duties and responsibilities, and (b) set the compensation and oversee the work of any such outside advisors or consultants. The Board of Directors shall also be entitled to receive appropriate funding from the Corporation, as determined by the Board of Directors, and shall be authorized to pay reasonable compensation to any outside advisors or consultants. The retention of any outside advisor or consultant shall not affect the Board of Directors’ ability or obligation to exercise its own judgment in fulfillment of its duties.

ARTICLE VI

SHARES OF STOCK

Section 1.	Issuance and Conditions

The Board of Directors shall have the power in accordance with the provisions of the governing statute to authorize the issuance of voting common, non-voting common and preferred shares of stock. The Board of Directors may by resolution impose a stock purchase requirement as a prerequisite to participation in any line of business of the Corporation. Any stock purchase requirement shall not apply to any participant who is prohibited by law from acquiring stock of the Corporation, provided such participant undertakes to make such purchase when such legal restrictions are alleviated, or to such otherwise eligible participants as the Board of Directors may by resolution provide.

Section 2.	Common Stock

The Corporation shall have voting common stock having such par value as may be designated by the Board of Directors, which may only be issued to institutions which are authorized to be issued such shares pursuant to the Act.

The Corporation may issue non-voting common stock having such par value as may be designated by the Board of Directors, which may be issued without limitations as to the status of the holders thereof.

Except as otherwise provided in these By-Laws, the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions applicable to all shares of common stock, whether voting common stock or non-voting common stock, shall be identical in every respect.

Except as provided in this Section, the voting common stock and the non-voting common stock of the Corporation shall be fully transferable, except that, as to the Corporation, they shall be transferred only on the books of the Corporation.

Section 3.	Redemption

Whenever the Corporation shall determine that any shares of the voting common stock of the Corporation are held by a person (including a partnership, joint venture, trust, corporation, or any other association) not eligible to acquire such shares under the provisions of the Act, the Corporation shall notify such person in writing that such shares are to be disposed of to a person eligible to acquire such shares within a period of not more than thirty (30) days. If the Corporation determines that the shares have not been transferred within thirty (30) days of such notice, the Corporation may redeem such shares at the lesser of the fair market value thereof or the book value thereof at the date established for such redemption.

The power to redeem voting common stock found to be held by ineligible persons granted by this Section shall not be deemed to limit the right of the Corporation, at its discretion, to pursue any other lawful remedy against such ineligible person.

Section 4.	Dividends on Voting Common Stock and Non-Voting Common Stock

To the extent that income is earned and realized, the Board of Directors may from time to time declare and the Corporation shall pay, dividends on the voting common stock and the non-voting common stock, except that no such dividends shall be payable with respect to any share that has been called for redemption after the date established for such redemption. No dividend shall be declared or paid on any share of voting common stock or non-voting common stock at any time when any dividend is due on the shares of preferred stock and has not been paid.

Section 5.	Preferred Stock

The Corporation may issue shares of preferred stock having such par value, and such other powers, preferences and relative and other special rights, and qualifications, limitations and restrictions applicable thereto, as may be designated by the Board of Directors. Such shares shall be freely transferable, except that, as to the Corporation, such shares shall be transferred only on the books of the Corporation.

Section 6.	Dividends, Redemption, Conversion of Preferred Shares

The holders of the preferred shares shall be entitled to such rate of cumulative dividends, and such shares shall be subject to such redemption or conversion provisions, as may be provided for at the time of issuance. Such dividends shall be paid out of the net income of the Corporation, to the extent earned and realized.

Section 7.	Preference on Liquidation

In the event of any liquidation, dissolution, or winding up of the Corporation’s business, the holders of shares of preferred stock shall be paid in full at par value thereof, plus all accrued dividends, before the holders of the voting common stock and non-voting common stock receive any payment.

Section 8.	Purchase of Own Shares

The Corporation shall have the right, pursuant to resolution by the Board of Directors, to purchase, take, receive or otherwise acquire its own shares, but purchases, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

Section 9.	Consideration for Shares

The Corporation shall issue shares of stock for such consideration, expressed in dollars, but not less than the par value thereof, as shall be designated from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon issuance of shares as a share dividend shall be deemed to be the consideration for the shares so issued.

The consideration for the issuance of shares may be paid, in whole or in part, in cash or other property acceptable to the Board of Directors, except that a promissory note shall not constitute payment or partial payment for the issuance of shares of the Corporation.

Section 10.	Stated Capital

The consideration received upon the issuance of any share of stock shall constitute stated capital to the extent of the par value of such shares and the excess, if any, of such consideration shall constitute capital surplus. The stated capital of the Corporation may be increased from time to time by resolution of the Board of Directors directing that all or a part of the surplus of the Corporation be transferred to stated capital. The Board of Directors may direct that the amount of the surplus so transferred shall be deemed to be stated capital in respect of any designated class of shares.

The Board of Directors may, by resolution from time to time, reduce the stated capital of the Corporation but only in the amount of the aggregate par value of any shares of the Corporation which shall have been reacquired and canceled. Any surplus created by virtue of a reduction of stated capital shall be deemed to be capital surplus.

Section 11.	No Preemptive Rights

No holder of the shares of the Corporation of any class, now or hereafter authorized, shall as such holder have any preemptive or preferential rights to subscribe to, purchase, or receive any shares of the Corporation of any class, now or hereafter authorized, or any rights or options for any such shares or any rights or options to subscribe to or purchase any such shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class or other securities, which may at any time be issued, sold or offered for sale by the Corporation or subjected to the rights or options to purchase granted by the Corporation.

Section 12.	Liability of Shareholders

A holder of shares of the Corporation shall be under no obligation to the Corporation with respect to such shares other than the obligation to pay to the Corporation the full consideration for which such shares were or are to be issued.

Any person becoming a transferee of shares in good faith and without notice or knowledge that the full consideration thereof had not been paid shall not be personally liable to the Corporation for any unpaid portion of such consideration.

Section 13.	Reclassifications, Etc.

No class of outstanding voting or non-voting common stock may be subdivided, combined, reclassified or otherwise changed unless contemporaneously therewith all other classes of outstanding common stock are subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.	Certificates

The interest of each shareholder of the Corporation shall be evidenced by (i) certificates representing shares of stock of the Corporation, certifying the number of shares represented thereby, (ii) uncertificated shares that may be evidenced by a book-entry maintained by a transfer agent or registrar of such stock, or (iii) a combination of both (i) and (ii). Any such shares shall be in such form not inconsistent with the governing statute of the Corporation as the Board of Directors may from time to time prescribe.

To the extent that shares are represented by certificates of stock, such certificates shall be signed by the Chairman of the Board of Directors or the President and by the Secretary of the Corporation or Assistant Secretary of the Corporation and sealed with the corporate seal or an engraved or printed facsimile thereof. The signatures of such officers upon a certificate may be facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. In the event that any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of the issue.

Each certificate or share shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued upon such terms and with indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.	Contents

Each certificate representing shares shall state:

a.    That the Corporation is organized pursuant to an Act of Congress;

b.    The name of the person to whom such certificate is issued;

c.    The number and class of shares, and the designation of the series, if     any, which such certificate represents;

d.    The par value of each share represented by such certificate;

e.    The provisions by which such shares may be redeemed; and

f.    That the shares represented shall not have any preemptive rights to     purchase unissued or treasury shares of the Corporation.

Each certificate representing shares of preferred stock shall state upon the face thereof the annual dividend rate for such shares, and shall state upon the reverse side thereof the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions applicable to such shares of preferred stock.

No certificate shall be issued for any share until such share is fully paid.

Section 3.	Transfer

Transfer of certificated shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of the authority to transfer, or by his or her attorney thereto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

Transfer of uncertificated shares of the Corporation shall be made only on the stock transfer books of the Corporation upon receipt of proper transfer instructions from the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of the authority to transfer, or by his or her attorney thereto authorized by power of attorney duly executed and filed with the Secretary of the Corporation.

The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 4.	Records

The Corporation shall keep at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each. Any person who shall be the holder of at least five (5) percent of the aggregate number of shares of any class of common stock of the Corporation shall upon written demand stating the purpose therefor, have the right to examine, in person, or by agent or attorney, duly authorized in writing, at any reasonable time or times, for any proper purpose, the Corporation’s record of shareholders and minutes of meetings of the shareholders and the Board of Directors, and to make extracts therefrom.

ARTICLE VIII

INDEMNIFICATION

Section 1.	Authorization

(a)    The Corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than said law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, whether as a plaintiff acting with the approval of the Board of Directors or as a defendant, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed Proceeding (as defined below), arising out of, or in any way related to, the fact that he or she, or a person for whom he or she is the legal representative, is or was or has agreed to become a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Corporation (an “Official Capacity”), or is or was serving or has agreed to serve at the request of the Corporation in an Official Capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan maintained or sponsored by the Corporation (collectively, an “Other Enterprise”), in each case whether the basis of such Proceeding is alleged action or omission to take action in an Official Capacity or in any other capacity while serving in an Official Capacity and whether or not serving in such capacity at the time any Expense (as defined below) is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under Article VIII, against all Expenses actually incurred or suffered by him or her if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
(b)    The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise and whether formal or informal.
(c)    The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), ERISA excise taxes and penalties, judgments, fines and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding,

(ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VIII.
(d)    The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal Proceeding, the person had reasonable cause to believe that his or her conduct was unlawful.
(e)    No indemnification shall be provided hereunder with respect to any settlement or other non-adjudicated disposition of any threatened or pending Proceeding unless the Corporation has approved such settlement or disposition, which approval shall not be unreasonably withheld, conditioned or delayed.
(f)    Notwithstanding any other provision of this Article VIII, no indemnification shall be provided hereunder to any such person if a judgment or final adjudication adverse to the director or officer of the Corporation, and from which there is no further right to appeal, establishes that (i) his or her acts were committed in bad faith, were the result of active and deliberate dishonesty or were committed in violation of applicable law or regulation including, but not limited to, those laws and regulations specifically applicable to the Corporation as a federally-chartered instrumentality of the United States and, in either case, were material to the cause of action so adjudicated, (ii) he or she received an Improper Personal Benefit, or (iii) with respect to any criminal action or proceeding, he or she had reasonable cause to believe his or her conduct was unlawful. “Improper Personal Benefit” shall mean a person’s receipt of a personal gain in fact by reason of a person’s Official Capacity of a financial profit, monies or other advantage not also accruing to the benefit of the Corporation or to the shareholders generally and which is unrelated to his or her usual compensation by the Corporation for serving as a director or officer including, but not limited to, (x) in exchange for the exercise of influence over the Corporation’s affairs, (y) as a result of the diversion of a corporate opportunity, or (z) pursuant to the use or communication of confidential or inside information relating to the Corporation for the purpose of generating a profit from trading in the Corporation’s securities or providing a benefit to a third party.
(g)    Notwithstanding any other provision of this Article VIII, to the fullest extent permitted by applicable law as the same exists or hereafter may be in effect, if any person incurs expenses as a witness or otherwise incurs Expenses in any threatened, pending or completed Proceeding as a result of or related to such person’s service in (i) an Official Capacity of the Corporation, or (ii) an Official Capacity of an Other Enterprise that such person has served, is serving or has agreed to serve in any capacity at the request of the Corporation, that person shall be entitled to be indemnified and held harmless against all Expenses incurred by such person or on such person’s behalf if such person neither is, nor is threatened to be made, a party to the Proceeding.

Section 2.	Presumption of Good Faith
For purposes of any determination as to whether indemnification is proper under the circumstances because such person has met the applicable standard of conduct required by Section 1(a) of this Article VIII, a person shall be deemed to have acted in good faith if the action or failure to act is based on (i) the records or books of account of the Corporation or an Other Enterprise, including financial statements, or on information supplied to such person by the officers of the Corporation or an Other Enterprise in the course of their duties, (ii) the advice of legal counsel for the Corporation or an Other Enterprise, or (iii) information or records given or reports made to the Corporation or an Other Enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or an Other Enterprise, except if the indemnified person knew or had reason to know that such records or books of account of the Corporation or an Other Enterprise, information supplied by the officers of the Corporation or an Other Enterprise, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser or other expert were materially false or materially inaccurate. The provisions of this Article VIII, Section 2 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

Section 3.	Procedure
(a)    Any indemnification under this Article VIII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the officer, director, employee or agent has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made by either (a) a majority vote of the members of the Board of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) a committee of such directors designated by majority vote of such directors, even though less than a quorum. If all members of the Board of Directors were parties to such action, suit or proceeding, such determination shall be made either (a) by Independent Legal Counsel (as defined below), or (b) by the shareholders at the next meeting of shareholders. In any case under this Article VIII, the Board of Directors or shareholders are authorized to obtain the opinion of Independent Legal Counsel and to obtain any and all documentation or information that a majority of the Board of Directors believes is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person.
(b)    For purposes of this Article VIII, “Independent Legal Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or the indemnified person in any matter material to either such party (other than with respect to matters concerning the indemnification that the indemnified party is entitled to hereunder or pursuant to any indemnification agreement to which the indemnified party is a party), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or an indemnified person in an action to determine such indemnified person’s rights to be indemnified hereunder or pursuant to any indemnification agreement.

Section 4.	Advancement of Expenses
(a)    Expenses, including attorneys’ fees, incurred in defending a civil, criminal, administrative or investigative Proceeding, whether formal or informal, shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts advanced only if, and only to the extent that, it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right of appeal that he or she is not entitled to be indemnified by the Corporation. The indemnified party’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest. Advancements shall be made without regard to the indemnified party’s ability to repay the Expenses and without regard to the indemnified party’s ultimate entitlement to indemnification under the other provisions of these By-Laws. The Corporation shall not impose on the indemnified party additional conditions to the advancement of Expenses or require from the indemnified party additional undertakings regarding repayment.
(b)    Advancements of Expenses pursuant to this Section 4 shall not require approval of the Board of Directors or the shareholders of the Corporation, or of any other person or body. The Secretary of the Corporation shall promptly advise the Board of Directors in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 4.
(c)    Advancements of Expenses shall be made within thirty (30) days after receipt by the Corporation of a statement or statements requesting such advancements from time to time.
(d)    Advancements of Expenses shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

Section 5.	Application to Court For Indemnification
Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the U.S. District Court for the District of Columbia for indemnification to the extent otherwise permissible under Section 1 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 of this Article VIII. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application. In any prosecution of an application by a director or officer to enforce a right to indemnification or to an advancement of Expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 6.	No Imputation
The knowledge and/or actions, or failure to act, of any other director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article VIII.

Section 7.	Other Rights to Indemnification

The indemnification provided in this Article VIII shall not be deemed exclusive of any other rights to which the director, officer, employee or agent may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's Official Capacity at the Corporation and as to action in an Official Capacity for an Other Enterprise while holding such office.

Section 8.	Survival of Rights

The indemnification and advancement of Expenses provided by this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to act in an Official Capacity for the Corporation or Other Enterprise and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.	Amendment or Repeal

Any amendment, modification, alteration or repeal of this Article VIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnified person or his or her successors to indemnification, advancement of Expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 10.	Insurance
The Corporation may purchase and maintain, at its own expense, insurance on behalf of any person who is or was acting in an Official Capacity for the Corporation or is or was serving at the request of the Corporation in an Official Capacity for an Other Enterprise against any liability asserted against him or her in any such capacity or arising out of his or her status as such whether or not the Corporation would have the power or obligation to indemnify him or her against such liability under the provisions of this Article VIII or applicable law. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements) to the fullest extent authorized or permitted by applicable law to ensure the payment of such amounts as may become necessary to effect the indemnification as provided in this Article VIII or elsewhere.

Section 11.	Expenses of Adjudication
In the event that any indemnified person seeks a judicial adjudication, or an award in arbitration, to enforce such indemnified person’s rights to indemnification or advancement of Expenses under, or to recover damages for breach of, this Article VIII, the indemnified person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses (of the types described in the definition of “Expenses” in Section 1 of this Article VIII) actually and reasonably incurred by such indemnified person in seeking such adjudication or arbitration, but only if such indemnified person prevails therein. If it shall be determined in such adjudication or arbitration that the indemnified person entitled to receive part but not all of the indemnification of Expenses sought, the Expenses incurred by such indemnified person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 12.	Exclusive Jurisdiction
The U.S. District Court for the District of Columbia (and the appeals courts therefrom) is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of Expenses or indemnification brought under this Article VIII or any agreement, vote of shareholders or disinterested directors, or otherwise. The U.S. District Court for the District of Columbia may summarily determine the Corporation’s obligation to advance Expenses (including attorneys’ fees).

Section 13.	Contract Rights
The rights to indemnification and advancement of Expenses conferred upon indemnified persons in this Article VIII shall be contract rights that vest at the time of such person’s service to the Corporation or, at the request of the Corporation, to an Other Enterprise.

Section 14.	Reliance
Persons who after the date of the adoption of this provision in Article VIII serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VIII.

Section 15.	Savings Clause
If this Article VIII or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each section and subsection of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by law, the provisions of this Article VIII (including, without limitation, each portion of any section or subsection of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

ARTICLE IX

CONTRACTS, LOANS, CHECKS, DEPOSITS AND STATEMENTS

Section 1.	Contracts
The Board of Directors may authorize the Chairman, the Vice Chairman, the chairman of a Board committee, or officers of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.	Loans
No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.	Checks, Drafts, etc.
All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by the Chairman, the Vice Chairman, or officers of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 4.	Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation at such banks, trust companies, or other depositories as the Board of Directors may select or, if so delegated by the Board of Directors, as selected by the Treasurer or such other officer as the Board of Directors deems advisable.

Section 5.	Investments

The Board of Directors may authorize the Chairman, the Vice Chairman, or officers of the Corporation to invest the funds of the Corporation in such securities and in such manner as shall from time to time be determined by the Board of Directors.

ARTICLE X

FACSIMILE SIGNATURES

The Board of Directors may by resolution authorize the use of facsimile or electronic signatures in lieu of manual signatures.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered, supplemented, amended, or repealed, in whole or in part, and new by-laws may be adopted, consistent with the governing statute, if such alteration, supplement, amendment, repeal, or adoption is approved by the affirmative vote of not less than a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such alteration, supplement, amendment, repeal, or adoption is presented to the Board of Directors for adoption), at any regular or special meeting of the Board of Directors or pursuant to an action by written consent executed in accordance with these By-Laws.